UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2021

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 7, 2021, Main Street Capital Corporation (“Main Street”) entered into an omnibus amendment (the “Omnibus Amendment”) to the Third Amended and Restated Credit Agreement dated as of June 5, 2018, as amended by first amendment thereto dated as of May 28, 2020 (the “Credit Agreement”), among Main Street, as borrower, Main Street Capital Partners, LLC, Main Street Equity Interests, Inc., Main Street CA Lending, LLC and MS International Holdings, Inc., as guarantors, Truist Bank (“Truist”), Sumitomo Mitsui Banking Corporation, Frost Bank, Texas Capital Bank, N.A., Royal Bank of Canada, Zions Bancorporation, N.A. dba Amegy Bank, Hancock Whitney Bank, Veritex Community Bank, BancorpSouth Bank, Cadence Bank, N.A., Trustmark National Bank, CIT Bank, N.A., Comerica Bank, Raymond James Bank, N.A., BOKF, NA dba Bank of Texas, City National Bank, First National Bank of Pennsylvania, and Woodforest National Bank, collectively as lenders, solely with respect to Section 2 of the Omnibus Amendment, First Financial Bank, N.A., as withdrawing lender, and Truist, as administrative agent. The Omnibus Amendment also amends the Third Amended and Restated General Security Agreement, dated as of June 5, 2018 (the “Security Agreement”), and the Third Amended and Restated Equity Pledge Agreement, dated as of June 5, 2018 (the “Pledge Agreement”).

Under the Omnibus Amendment, among other changes, (i) revolving commitments by lenders were increased to $855,000,000 (the “Credit Facility”), and Main Street has the right to request an increase in commitments under the Credit Facility from new and existing lenders on the same terms and conditions as the existing commitments up to a total of $1,200,000,000, subject to certain conditions, (ii) the revolving period under the Credit Facility was extended to April 7, 2025 and the final maturity date of the Credit Facility was extended to April 7, 2026 and (iii) the financial covenants were amended to (x) remove the minimum availability requirement, (y) establish a new financial covenant requiring Main Street to maintain a minimum asset coverage ratio of 200% with respect to the consolidated assets (with certain limitations on the contribution of equity in financing subsidiaries as specified therein) of Main Street and the guarantors to the secured debt of Main Street and the guarantors and (z) establish a new minimum liquidity test. The Omnibus Amendment also included several other changes to the Credit Facility, including LIBOR transition provisions, and technical changes to the Security Agreement and the Pledge Agreement.

Affiliates of Truist, Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, Raymond James Bank, N.A., Comerica Bank, ZB, N.A. dba Amegy Bank, and other lenders under the Credit Facility, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for Main Street.

The above summary is not complete and is qualified in its entirety to the full text of the Omnibus Amendment and related documents, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01                                            Regulation FD Disclosure.

On April 8, 2021, Main Street issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

10.1

Omnibus Amendment No. 1, dated as of April 7, 2021, by and among Main Street, the guarantors party thereto, Truist Bank, as administrative agent, solely with respect to Section 2 thereof, the withdrawing lender, and the lenders party thereto.

99.1	Press release dated April 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: April 8, 2021	By:	/s/ Jason B. Beauvais
		Name:	Jason B. Beauvais
		Title:	General Counsel